Exhibit 7

Commitment to the Board of Governors of the Federal Reserve System

Regarding Green Dot Share Conversion

In connection with the application (the “Application”) filed by Green Dot Corporation (“Green Dot”), Monrovia, California, with the Board of Governors of the Federal Reserve System (“Board”) to become a bank holding company by acquiring Bonneville Bancorp, and its subsidiary bank, Bonneville Bank, to be renamed Green Dot Bank, both of Provo, Utah (the “Acquisition”), pursuant to section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, TCV VII, L.P., TCV VII (A), L.P. and TCV Member Fund, L.P. (together, the “TCV Group”) hereby make the following commitment to the Board:

Prior to consummation of the Acquisition, the TCV Group will convert such number of its shares of Green Dot’s Class B “high-vote” Common Stock to shares of Green Dot’s Class A “low-vote” Common Stock as may be necessary to ensure that, as of the date of the Acquisition, neither the TCV Group’s percentage of Green Dot voting securities, nor its percentage of voting power, exceeds 9.9%.

TCV Group agrees that these commitments are deemed to be conditions imposed in writing by the Board in connection with its findings and decision on the Application and, as such, may be enforced in proceedings under applicable law.

Date: August 12, 2011

TCV VII, L.P.
a Cayman Islands exempted limited partnership

By:	Technology Crossover Management VII, L.P.
Its:	General Partner

By:	Technology Crossover Management VII, Ltd.
Its:	General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

TCV VII (A), L.P.
a Cayman Islands exempted limited partnership

By:	Technology Crossover Management VII, L.P.
Its:	General Partner

By:	Technology Crossover Management VII, Ltd.
Its:	General Partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

TCV MEMBER FUND, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner

Technology Crossover Management VII, Ltd., a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

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